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Exhibit 5.1

[LETTERHEAD OF HOLME ROBERTS & OWEN LLP]

April 11, 2007

Cimarex Energy Co.
1700 Lincoln Street, Suite 1800
Denver, Colorado 80203-4518

Re:
Cimarex Energy Co. Form S-3 Registration Statement

Ladies and Gentlemen:

        We have acted as counsel to Cimarex Energy Co., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (as amended, the "Act") on April 11, 2007. Pursuant to Rule 462(e) under the Act, the Registration Statement will become effective automatically upon filing with the SEC. The Registration Statement covers the offering and issuance from time to time by the Company of up to $300,000,000 aggregate offering price of senior debt securities (the "Debt Securities"), which may be guaranteed (the "Guarantees") by some or all of the co-registrants named in the Registration Statement (each co-registrant that guarantees Debt Securities, a "Guarantor" and collectively the "Guarantors").

        All capitalized terms that are not defined herein shall have the meanings assigned to them in the Registration Statement.

        In connection with the Company's preparation and filing of the Registration Statement, we have examined originals or copies of all documents, corporate records or other writings that we consider relevant for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures on all original documents, the legal competency of each individual executing any such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photocopies of originals. As to matters of fact not directly within our actual knowledge, we have relied upon certificates and other documents from public officials in certain jurisdictions.

        In connection with this opinion, we have examined the following documents:

        i.      The Amended and Restated Certificate of Incorporation of the Company, as amended to date, certified as of a recent date by an officer of the Company (the "Certificate");

        ii.     The By-laws of the Company, as amended to date, certified as of a recent date by an officer of the Company (the "By-laws");

        iii.    The form of Indenture filed as Exhibit 4.4 to the Registration Statement, to be entered into between the Company, the Guarantors and a trustee to be named therein (the "Indenture");

        iv.    The Certificate or Articles of Incorporation, Articles of Organization, Bylaws, Operating Agreements and Limited Partnership Agreements, as applicable, of the Guarantors, as set forth on Exhibit A hereto, certified as of a recent date by an officer of the Guarantors (or, as applicable, of the general partner or managing member of the applicable Guarantor) (the "Guarantor Documents");

        v.     Such other company records of the Company and the Guarantors that we considered necessary or appropriate for the purpose of rendering this opinion; and

        vi.    Such other certificates and assurances from public officials, officers and representatives of the Company that we considered necessary or appropriate for the purpose of rendering this opinion.

        On the basis of the foregoing examination, our reliance thereon, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

        1.     When (a) the Company and the Guarantors have taken all necessary action to approve the execution and delivery of the Indenture and the Guarantees and the issuance of the Debt Securities and the Guarantees, the terms of the offering thereof and related matters, (b) the Indenture has been duly executed and delivered by the Company, the Guarantors and the trustee, and (c) the Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture and with the terms of the applicable definitive underwriting or similar agreement approved by the Company against payment of the agreed consideration therefor:

          (i)    the Debt Securities in substantially the form contained in the Indenture will have been duly authorized by all necessary corporate action on the part of the Company, and will be valid and binding obligations of the Company, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances, fraudulent transfers or preferential transfers) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law; and

          (ii)   the Guarantees in substantially the form contained in the Indenture will have been duly authorized by all necessary corporate, limited liability company or limited partnership, as applicable, action on the part of the Guarantors, and will be valid and binding obligations of the Guarantors, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances, fraudulent transfers or preferential transfers) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

        For purposes of this letter, we have assumed that, at the time of issuance, sale and delivery of the Debt Securities and the Guarantees: (a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and such effectiveness shall not have been terminated or rescinded, (b) a prospectus supplement with respect to the Debt Securities and the Guarantees will have been prepared and filed with the SEC describing the Debt Securities and the Guarantees to be offered thereby, (c) the Debt Securities and the Guarantees will have been issued and sold in compliance with all applicable federal and state securities and "blue sky" laws, including, without limitation, the Act, (d) the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, (e) a definitive underwriting or similar agreement with respect to the Debt Securities and the Guarantees will have been duly authorized and validly executed and delivered by the Company, the Guarantors and the other parties thereto and the agreed consideration for the Debt Securities and the Guarantees shall have been paid, (f) the board of directors of the Company (or a duly authorized committee thereof) shall have duly adopted final resolutions authorizing the execution and delivery of the Indenture and the issuance and sale of the Debt Securities as contemplated by the Registration Statement and the Indenture, (g) the boards of directors of each of the Guarantors, or, as applicable, the general partner or managing member of the applicable Guarantor (together, the "Guarantor Boards") shall have duly adopted final resolutions or taken such other appropriate action authorizing the entering into of the Indenture and the Guarantees in connection with the Debt Securities, (h) no change in law affecting the validity, legally binding character or enforceability of the of the authorization by the board of directors of the Company or the Guarantor Boards shall have occurred, (i) the form of the Indenture (including, without limitation, the forms of the Debt Securities and Guarantees to be issued thereunder) shall not have been modified; (j) the Debt Securities shall have been issued in accordance with the Indenture; (k) the Certificate of the Company and the Guarantor Documents shall not have been modified or amended in any respect that would affect this opinion and will be in full force and effect; (l) the authorizations by the board of directors of the

Company will be made in accordance with the Certificate, the By-laws and the DGCL; and (m) the authorizations by each respective Guarantor Board will be made in accordance with the applicable Guarantor Documents and the applicable law of the jurisdiction of its respective incorporation or organization.

        The opinions expressed herein are limited to (a) the laws of the State of New York (as such opinions relate to the Guarantee and the Debt Securities only), (b) the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws) (the "DGCL"), (c) the laws of the State of Colorado, (d) the Texas Business Corporation Act, the Texas For-Profit Corporation Law, the Texas Limited Liability Company Law, and the Texas Limited Partnership Law (as such terms are defined in the Texas Business Organizations Code) (including the statutory provisions and all applicable provisions of the Texas Constitution and reported judicial decisions interpreting these laws), (e) the General Corporation Law of the State of Nevada (including the statutory provisions and all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting these laws), and (f) the federal laws of the United States of America.

        We hereby consent to the reference to us in the Registration Statement and all amendments to the Registration Statement under the caption "Legal Matters" and the use of this opinion as an exhibit to the Registration Statement; provided however, in giving this consent we do not admit that we are included in the category of people whose consent is required under Section 7 of the Act or the rules of the SEC promulgated thereunder. We express no opinion as to any matters not expressly set forth herein.

        This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters.

Sincerely,

/s/ HOLME ROBERTS & OWEN LLP

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  Exhibit 5.1